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                                                                    EXHIBIT 23.4

                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS



We consent to the reference under the caption "Experts" in the Registration Statement (Form S-4) pertaining to the Richmond County Financial Corp. Proxy Statement/Prospectus and to the incorporation by reference therein of our report dated August 6, 1998, with respect to the consolidated financial statements of Richmond County Financial Corp., included in its Form 10-K for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP
                                                ---------------------
                                                Ernst & Young LLP


New York, New York
December 15, 1998